Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement No. 333-121196 of MSA Safety Incorporated on Post-Effective Amendment No. 1 to Form S-8 of our report dated June 26, 2015, appearing in this annual report on Form 11-K of the MSA Retirement Savings Plan for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
June 26, 2015